Exhibit 99.1

ARIAD Announces U.S. Resumption of Marketing and Commercial Distribution of Iclusig (ponatinib) in Refractory Philadelphia-Positive Leukemias

Investor conference call today, December 20, at 11:30 a.m. E.T.

CAMBRIDGE, Mass.--(BUSINESS WIRE)--December 20, 2013--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that the U.S. Food and Drug Administration (FDA) has approved revised U.S. Prescribing Information (USPI) and a Risk Evaluation and Mitigation Strategy (REMS) for Iclusig® (ponatinib) that allows immediate resumption of its marketing and commercial distribution. The USPI includes a revised indication statement and boxed warning, updated safety information and recommendations regarding dosing considerations for prescribers.

Iclusig is now indicated for the treatment of adult patients with:

•	T315I-positive chronic myeloid leukemia (chronic phase, accelerated phase, or blast phase) or T315I-positive Philadelphia chromosome positive (Ph+) acute lymphoblastic leukemia, and

•	Chronic phase, accelerated phase, or blast phase chronic myeloid leukemia or Ph+ acute lymphoblastic leukemia for whom no other tyrosine-kinase inhibitor therapy is indicated.

The FDA granted approval of the revised USPI based on its review of the Iclusig clinical-trial data, including 24-month follow up of the pivotal PACE trial. The boxed warning has been revised to alert patients and healthcare professionals to the risk of vascular occlusive events and includes a new warning for heart failure. The starting dose of Iclusig remains 45 mg daily.

“In less than two months of suspending marketing and commercial distribution of Iclusig in the U.S., we addressed the issues raised by the FDA and now are able to market and distribute Iclusig again in the U.S.,” stated Harvey J. Berger, M.D. chairman and chief executive officer of ARIAD. “As we look ahead to re-launching Iclusig in the U.S. and fulfilling our post-marketing requirements, we will continue to focus on understanding the benefits and risks of Iclusig treatment in patients with resistant or intolerant Philadelphia-positive leukemias.”

At the end of October 2013, there were approximately 640 patients receiving Iclusig obtained through commercial channels in the U.S. Since then, Iclusig has been made available through emergency and single-patient investigational new drug (IND) applications, which were reviewed and approved by the FDA on a case-by-case basis. Through today, FDA has approved 350 INDs. This figure includes approximately 260 patients who have already received Iclusig and approximately 90 additional patients who have been approved to receive Iclusig through these mechanisms.

“We are committed to continuing our productive collaboration with the FDA and to helping patients and their physicians make informed decisions about the most appropriate use of Iclusig in the context of the revised product label,” stated Frank Haluska, M.D., Ph.D., senior vice president and chief medical officer of ARIAD.

“Commercial distribution of Iclusig will begin by mid-January at which time we will deploy dedicated commercial and medical affairs teams in the U.S. In the meantime, patients will continue to receive Iclusig through the IND mechanism,” stated Marty Duvall, executive vice president and chief commercial officer. “We expect the commercialization of Iclusig to be cash-flow positive from the onset.”

REMS Program and Post-Marketing Requirements

The objective of the REMS program is to inform prescribers of the risk of vascular occlusion associated with Iclusig and of the revised indications. The REMS program, which will be initiated within three weeks, includes letters to physicians and professional societies, a fact sheet and information that will be communicated through professional journals and displayed at scientific meetings. All of these materials will be available on an Iclusig REMS website.

In addition, ARIAD has agreed to fulfill a series of post-marketing requirements beginning in 2014 to better understand the risks of vascular occlusion and to further explore various doses of Iclusig, as follows:

•
Enhanced pharmacovigilance assessment of risk factors for, and the management and consequences of, vascular occlusive events that are serious or require medical evaluation or treatment, occurring while patients are receiving Iclusig administered in clinical trials or obtained through commercial channels,

•
Prospective observation of patients on Iclusig obtained through commercial channels to evaluate the incidence of, and risk factors for, vascular occlusive events when Iclusig is given with or without anticoagulant or antiplatelet agents,

•
Continued follow-up of patients from the three ARIAD-sponsored trials of Iclusig in Philadelphia-positive leukemias to assess the long-term safety of Iclusig treatment, including the long-term risk of vascular occlusive events, and

•	A randomized, multi-arm trial to characterize a range of Iclusig doses and to inform its safe use in patients with refractory, chronic-phase chronic myeloid leukemia.

Today’s Conference Call at 11:30 a.m. ET

ARIAD management will host a conference call and webcast to discuss the approval of a new U.S. product label for Iclusig today, December 20 at 11:30 a.m. ET. The live webcast can be accessed by visiting the investor relations section of the Company’s website at http://investor.ariad.com. The call can be accessed by dialing 888-771-4371 (U.S.) or +1 847-585-4405 (international) and providing the participant code 36331249. A replay of the call will be available on the ARIAD website approximately two hours after completion of the call and will be archived for three weeks.

About Iclusig® (ponatinib)

Iclusig is a kinase inhibitor. The primary target for Iclusig is BCR-ABL, an abnormal tyrosine kinase that is expressed in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Iclusig was designed using ARIAD’s computational and structure-based drug design platform specifically to inhibit the activity of BCR-ABL. Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, a common mutation which has been associated with resistance to other approved TKIs.

IMPORTANT SAFETY INFORMATION, INCLUDING THE BOXED WARNING

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full U.S. prescribing information for complete boxed warning

•
Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.

•	Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.

•	Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Vascular Occlusion: Arterial and venous thrombosis and occlusions, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures have occurred in at least 27% of Iclusig-treated patients from the phase 1 and phase 2 trials. Iclusig can also cause recurrent or multi-site vascular occlusion. Overall, 20% of Iclusig-treated patients experienced an arterial occlusion and thrombosis event of any grade. Fatal and life-threatening vascular occlusion has occurred within 2 weeks of starting Iclusig treatment and in patients treated with average daily dose intensities as low as 15 mg per day. The median time to onset of the first vascular occlusion event was 5 months. Patients with and without cardiovascular risk factors have experienced vascular occlusion although these events were more frequent with increasing age and in patients with prior history of ischemia, hypertension, diabetes, or hyperlipidemia. Interrupt or stop Iclusig immediately in patients who develop vascular occlusion events.

Heart Failure: Fatal and serious heart failure or left ventricular dysfunction occurred in 5% of Iclusig-treated patients (22/449). Eight percent of patients (35/449) experienced any grade of heart failure or left ventricular dysfunction. Monitor patients for signs or symptoms consistent with heart failure and treat as clinically indicated, including interruption of Iclusig. Consider discontinuation of Iclusig in patients who develop serious heart failure.

Hepatotoxicity: Iclusig can cause hepatotoxicity, including liver failure and death. Fulminant hepatic failure leading to death occurred in an Iclusig-treated patient within one week of starting Iclusig. Two additional fatal cases of acute liver failure also occurred. The fatal cases occurred in patients with blast phase CML (BP-CML) or Philadelphia chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Severe hepatotoxicity occurred in all disease cohorts. Iclusig treatment may result in elevation in ALT, AST, or both. Monitor liver function tests at baseline, then at least monthly or as clinically indicated. Interrupt, reduce or discontinue Iclusig as clinically indicated.

Hypertension: Treatment-emergent hypertension (defined as systolic BP≥140 mm Hg or diastolic BP≥90 mm Hg on at least one occasion) occurred in 67% of patients (300/449). Eight patients treated with Iclusig (2%) experienced treatment-emergent symptomatic hypertension as a serious adverse reaction, including one patient (<1%) with hypertensive crisis. Patients may require urgent clinical intervention for hypertension associated with confusion, headache, chest pain, or shortness of breath In 131 patients with Stage 1 hypertension at baseline, 61% (80/131) developed Stage 2 hypertension. Monitor and manage blood pressure elevations during Iclusig use and treat hypertension to normalize blood pressure. Interrupt, dose reduce, or stop Iclusig if hypertension is not medically controlled.

Pancreatitis: Clinical pancreatitis occurred in 6% (28/449) of patients (5% Grade 3) treated with Iclusig. Pancreatitis resulted in discontinuation or treatment interruption in 6% of patients (25/449). The incidence of treatment-emergent lipase elevation was 41%. Check serum lipase every 2 weeks for the first 2 months and then monthly thereafter or as clinically indicated. Consider additional serum lipase monitoring in patients with a history of pancreatitis or alcohol abuse. Dose interruption or reduction may be required. In cases where lipase elevations are accompanied by abdominal symptoms, interrupt treatment with Iclusig and evaluate patients for pancreatitis. Do not consider restarting Iclusig until patients have complete resolution of symptoms and lipase levels are less than 1.5 x ULN.

Neuropathy: Peripheral and cranial neuropathy have occurred in Iclusig-treated patients. Overall, 13% (59/449) of Iclusig-treated patients experienced a peripheral neuropathy event of any grade (2%, grade 3/4). In clinical trials, the most common peripheral neuropathies reported were peripheral neuropathy (4%, 18/449), paresthesia (4%, 17/449), hypoesthesia (2%, 11/449), and hyperesthesia (1%, 5/449). Cranial neuropathy developed in 1% (6/449) of Iclusig-treated patients (<1% grade 3/4).

Of the patients who developed neuropathy, 31% (20/65) developed neuropathy during the first month of treatment. Monitor patients for symptoms of neuropathy, such as hypoesthesia, hyperesthesia, paresthesia, discomfort, a burning sensation, neuropathic pain or weakness. Consider interrupting Iclusig and evaluate if neuropathy is suspected.

Ocular Toxicity: Serious ocular toxicities leading to blindness or blurred vision have occurred in Iclusig-treated patients. Retinal toxicities including macular edema, retinal vein occlusion, and retinal hemorrhage occurred in 3% of Iclusig-treated patients. Conjunctival or corneal irritation, dry eye, or eye pain occurred in 13% of patients. Visual blurring occurred in 6% of the patients. Other ocular toxicities include cataracts, glaucoma, iritis, iridocyclitis, and ulcerative keratitis. Conduct comprehensive eye exams at baseline and periodically during treatment.

Hemorrhage: Serious bleeding events, including fatalities, occurred in 5% (22/449) of patients treated with Iclusig. Hemorrhagic events occurred in 24% of patients. The incidence of serious bleeding events was higher in patients with accelerated phase CML (AP-CML), BP-CML, and Ph+ ALL. Most hemorrhagic events, but not all occurred in patients with grade 4 thrombocytopenia. Interrupt Iclusig for serious or severe hemorrhage and evaluate.

Fluid Retention: Serious fluid retention events occurred in 3% (13/449) of patients treated with Iclusig. One instance of brain edema was fatal. In total, fluid retention occurred in 23% of the patients. The most common fluid retention events were peripheral edema (16%), pleural effusion (7%), and pericardial effusion (3%). Monitor patients for fluid retention and manage patients as clinically indicated. Interrupt, reduce, or discontinue Iclusig as clinically indicated.

Cardiac Arrhythmias: Symptomatic bradyarrhythmias that led to a requirement for pacemaker implantation occurred in 1% (3/449) of Iclusig-treated patients. Advise patients to report signs and symptoms suggestive of slow heart rate (fainting, dizziness, or chest pain). Supraventricular tachyarrhythmias occurred in 5% (25/449) of Iclusig-treated patients. Atrial fibrillation was the most common supraventricular tachyarrhythmia and occurred in 20 patients. For 13 patients, the event led to hospitalization. Advise patients to report signs and symptoms of rapid heart rate (palpitations, dizziness). Interrupt Iclusig and evaluate.

Myelosuppression: Severe (grade 3 or 4) myelosuppression occurred in 48% (215/449) of patients treated with Iclusig. The incidence of these events was greater in patients with AP-CML, BP-CML and Ph+ ALL than in patients with CP-CML. Obtain complete blood counts every 2 weeks for the first 3 months and then monthly or as clinically indicated, and adjust the dose as recommended.

Tumor Lysis Syndrome: Two patients (<1%) with advanced disease (AP-CML, BP-CML, or Ph+ ALL) treated with Iclusig developed serious tumor lysis syndrome. Hyperuricemia occurred in 7% (30/449) of patients overall; the majority had CP-CML (19 patients). Due to the potential for tumor lysis syndrome in patients with advanced disease, ensure adequate hydration and treat high uric acid levels prior to initiating therapy with Iclusig.

Compromised Wound Healing and Gastrointestinal Perforation: Since Iclusig may compromise wound healing, interrupt Iclusig for at least 1 week prior to major surgery. Serious gastrointestinal perforation (fistula) occurred in one patient 38 days post-cholecystectomy.

Embryo-Fetal Toxicity: Iclusig can cause fetal harm. If Iclusig is used during pregnancy, or if the patient becomes pregnant while taking Iclusig, the patient should be apprised of the potential hazard to the fetus. Advise women to avoid pregnancy while taking Iclusig.

Most common non-hematologic adverse reactions: (≥20%) were hypertension, rash, abdominal pain, fatigue, headache, dry skin, constipation, arthralgia, nausea, and pyrexia. Hematologic adverse reactions included thrombocytopenia, anemia, neutropenia, lymphopenia, and leukopenia.

Please see the full Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

This press release contains “forward-looking statements” including, but not limited to, the timing and financial success of the resumption of commercial marketing and sales of Iclusig; the Company's ability to fulfill the four post-marketing requirements to the satisfaction of the FDA; the timing and results of the enhanced pharmacovigilance study, the prospective observational study and the long-term follow-up of subjects in Iclusig clinical studies; the timing, enrollment and results of the randomized, multi-arm trial to characterize a range of Iclusig doses; and the safety profile for Iclusig as it continues to be studied. Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, preclinical data and early-stage clinical data that may not be replicated in later-stage clinical studies, the costs associated with our research, development, manufacturing and other activities, the conduct, timing and results of pre-clinical and clinical studies of our product candidates, the adequacy of our capital resources and the availability of additional funding, and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

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